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                                                                 EXHIBIT 10(k)



                                            September 26, 1995


Nuclear Metals, Inc.
Carolina Metals, Inc.
2229 Main Street
Concord, MA 01742

     Re:  LINE OF CREDIT

Gentlemen:

     Reference is made to that certain (a) Credit Agreement dated as of March 31, 1995 between Nuclear Metals, Inc. ("Nuclear Metals"), Carolina Metals, Inc. ("Carolina Metals;" together with Nuclear Metals, "Borrowers"), as amended by First Amendment to Credit Agreement dated as of June 30, 1995 ("Credit Agreement"), pursuant to which the Bank established a credit facility in favor of the Borrowers in the aggregate principal amount of $5,650,000, and (b) Joint Security Agreement between the Borrowers and the Bank dated as of March 31, 1995 ("Security Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

     As a result of the Borrower's unexpected lack of borrowing availability under the Credit Agreement and their current working capital needs, the Borrowers have requested that the Bank establish in their favor a short term line of credit facility ("Line of Credit"). The Bank hereby agrees to establish such facility on the following terms and conditions:

     1. From time to time, at any time prior to the earlier of January 15, 1996 and the Mandatory Prepayment, the Bank may in its absolute and sole discretion advance such funds ("Line of Credit Advances") as either Borrower may request from time to time, by written notice to the Bank; provided that for the following periods the aggregate



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of all outstanding Line of Credit Advances shall not exceed the respective amounts set forth opposite each such period:

                   PERIOD                       AMOUNT
                   ------                       ------

          9/26/94 through 10/1/95             $  925,000
          10/2/95 through 10/8/95             $1,300,000
          10/9/95 through 10/15/95            $1,680,000
          10/16/95 through 1/15/96            $2,000,000

The Bank shall have the absolute right to decline to make any Line of Credit Advance at any time. Subject to the above limitations and the terms and conditions hereof, the Borrowers shall have the right to repay outstanding Line of Credit Advances and to request further Line of Credit Advances. Proceeds from Line of Credit Advances only shall be used by the Borrowers for working capital purposes.

     2. Interest on the outstanding Line of Credit Advances shall be (a) paid by the Borrowers at the Prime Rate plus one and one-half percent (1 1/2%), and (b) payable in arrears on the first day of each month, commencing October 1, 1995 and continuing until all such Advances are repaid in full. All Line of Credit Advances shall be payable by the Borrowers on demand. Without limiting the demand nature of the Line of Credit, the Borrowers shall repay all outstanding Line of Credit Advances, together with all accrued interest thereon and fees and expenses associated therewith upon the payment ("Mandatory Prepayment") by British Aerospace, Royal Ordnance Division ("BAROD") of its obligations to Nuclear Metals with respect to the sale by Nuclear Metals to BAROD of 7,500 CHARM III Ammunition Blanks ("Product"). Amounts owed to the Bank with respect to Line of Credit Advances shall be evidenced by a Line of Credit Demand Note ("Demand Note") in the form of EXHIBIT A attached hereto.

     3. On the first day of each month, commencing October 1, 1995 and continuing until all outstanding Line of Credit Advances are repaid in full, the Borrowers shall pay to the Bank a facility fee equal to one percent (1%) of the average of the daily outstanding Line of Credit Advances for the month immediately preceding each such month.

     4. Any contract between Nuclear Metals and BAROD with respect to the Product shall name the Bank as payee thereunder and otherwise be in form and substance satisfactory to the Bank. Upon receipt of the Mandatory Prepayment, the Bank shall apply such payment first, to the outstanding Line of Credit Advances, accrued interest thereon and fees and expenses associated therewith and second, to obligations of the Borrowers to the Bank under



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the Credit Agreement.  Proceeds remaining after the foregoing application shall be forthwith paid over by the Bank to Nuclear Metals.

     5. On Tuesday of each week hereafter, the Borrowers shall deliver to the Bank a cash flow report in form satisfactory to the Bank with respect to the immediately preceding week. Additionally, on the second and fourth Tuesday of each month hereafter, the Borrowers shall deliver to the Bank a report in form satisfactory to the Bank regarding the sale of the Product to BAROD.

     6. The Bank waives the Borrowers' covenant default for the period ending June 30, 1995 under Section 4.22 of the Credit Agreement.

     7. The Borrowers agree that except as set forth on EXHIBIT B attached hereto, the representations and warranties set forth in the Credit Agreement are true and accurate as of the date hereof as if made as of the date hereof (except as the same may relate to an earlier date). Further, the Borrowers agree that the representations and warranties contained in Section 2.03 of the Credit Agreement, as applied to this letter agreement and all documents and instruments executed in connection herewith, are true and accurate as of the date hereof.

     8. Any default by the Borrowers in the performance of any covenant or agreement contained herein shall constitute an "Event of Default" under the Credit Agreement. Additionally, if any representation or warranty made by the Borrowers herein shall prove to have been false or incorrect in any material respect when made or furnished, the Borrowers agree that it shall constitute an "Event of Default" under the Credit Agreement.

     9. The Borrowers agree to indemnify and hold harmless the Bank and each of their directors, officers, agents, employees and counsel, from and against any and all losses, claims, damages, liabilities or expenses imposed on or incurred by any of them in connection with the lending relationship reflected herein except as a result of such indemnified parties' negligence or willful misconduct.

     10. The Borrowers will bear all reasonable expenses incurred by the Bank in connection with the negotiation, preparation, execution, amendment, interpretation, administration, termination or enforcement hereof and the making and collection of the Line of Credit Advances, including without limitation, the reasonable fees and disbursements of counsel.

     11. Each Borrower (a) irrevocably consents and submits to the non-exclusive jurisdiction of the Superior Court in the Commonwealth of Massachusetts and the United States District Court for the Eastern District of Massachusetts in connection with any action, proceeding or claim arising out of or relating hereto, or the Demand Note or any agreement executed in connection herewith, and (b) waives trial by jury in any action or



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proceeding of any kind arising out of or relating hereto, or any such Note or agreement. In any such litigation, each Borrower waives personal service and agrees that service may be made in the manner specified for notices hereunder. Notices hereunder shall be given in accordance with Section 6.05 of the Credit Agreement and shall be deemed effective as set forth therein.

     12. The obligations of the Borrowers hereunder and under any agreement or instrument executed in connection herewith, including the Demand Note, shall be joint and several.

     13. This letter agreement only shall be effective upon (a) the Borrowers payment to the Bank of all fees and expenses of the Bank outstanding on the date hereof, (b) the Bank's receipt of a legal opinion from Peabody and Arnold, counsel to the Borrowers, in form and substance satisfactory to the Bank, (c) the issuance by Nuclear Metals to the Bank of a duly executed warrant to purchase 25,000 shares of Nuclear Metals common stock pursuant to a warrant agreement in form and substance satisfactory to the Bank, (d) the execution and delivery to the Bank by the Borrowers of patent and trademark assignments in form and substance satisfactory to the Bank, (e) an amendment to the Security Agreement in form and substance satisfactory to the Bank, and
(f) the filing of Uniform Commercial Code financing statements executed by the Borrowers in the jurisdictions required by the Bank, which statements shall be in form and substance satisfactory to the Bank.

     14. No delay or omission on the part of the Bank in exercising any rights hereunder or under any agreement or instrument executed in connection herewith shall operate as a waiver of such right, nor shall any waiver on one occasion be deemed an amendment or waiver of any such right with respect to any future occasion. The Borrowers acknowledge and agree that all terms and conditions of the Credit Agreement are in full force and effect and the execution and delivery hereof, except as specifically set forth herein, (a) shall not operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement or any agreement or instrument related to or in connection therewith, nor (b) constitute a waiver of any provision of the Credit Agreement or any such agreement or instrument.

     15. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

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     Kindly indicate your agreement to the above terms and conditions by executing and returning to me an enclosed counterpart hereof, along with a completed Exhibit B.

                                            Very truly yours,

                                             STATE STREET BANK AND
                                                TRUST COMPANY


                                             By:   /S/ WILLIAM R. DEWEY IV
                                                --------------------------
                                                Vice President

AGREED TO:

Nuclear Metals, Inc.

By:   /S/ JAMES M. SPIEZIO
   -----------------------
   Vice President of Finance


Carolina Metals, Inc.

By:   /S/ JAMES M. SPIEZIO
   -----------------------
   President



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                                  EXHIBIT A


                          LINE OF CREDIT DEMAND NOTE


$2,000,000                                                 September __, 1995


     FOR VALUE RECEIVED, the undersigned, NUCLEAR METALS, INC., a Massachusetts corporation and CAROLINA METALS, INC., a Delaware corporation (the "Borrowers"), hereby jointly and severally promise to pay to the order of STATE STREET BANK AND TRUST COMPANY, an FDIC insured Massachusetts chartered trust company ("Bank"), in lawful money of the United States of America in immediately available funds at its office at 225 Franklin Street, Boston, Massachusetts 02110, on demand, the principal sum of TWO MILLION DOLLARS ($2,000,000) or such lesser sum as may from time to time be outstanding under the terms of that certain letter agreement between the Borrowers and Bank of even date herewith, as amended, modified, supplemented and/or restated from time to time (the "Letter Agreement"). Without limiting the demand nature hereof, this Note is subject to the mandatory repayment provisions set forth in the Letter Agreement.

     The Borrowers promise to pay interest on the unpaid principal balance hereof at the rates and at the times provided in the Letter Agreement.

     This Note shall be governed and construed under the laws of the Commonwealth of Massachusetts and shall be deemed to be under seal.


                                      NUCLEAR METALS, INC.

WITNESS:
                                      By:
                                         ---------------------------------
-----------------------------            Name:
                                         Title:



                                      CAROLINA METALS, INC.

WITNESS:
                                      By:
                                         ---------------------------------
-----------------------------            Name:
                                         Title:





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                                   EXHIBIT B

                                     None